Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-202081) on Form S-8 of Pathfinder Bancorp, Inc. of our report dated June 26, 2017, appearing in the December 31, 2016 Annual Report on Form 11-K of Pathfinder Bank 401(K) Savings Plan.

/s/ Bonadio & Company, LLP
Bonadio & Company, LLP
Bonadio & Co., LLP Syracuse, New York June 26, 2017